As filed with the Securities and Exchange Commission on April 17, 2002
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                COLLINS & AIKMAN CORPORATION                                COLLINS & AIKMAN PRODUCTS CO.
  (Exact name of co-registrant as specified in its charter)         (Exact name of co-registrant as specified
                                                                                   in its charter)

                          Delaware                                                Delaware
      (State or other jurisdiction of incorporation or           (State or other jurisdiction of incorporation
                       organization)                                        or organization)

                          13-3489233                                             13-0588710
           (I.R.S. Employer Identification Number.)              (I.R.S. Employer Identification Number.)



                             250 Stephenson Highway
                              Troy, Michigan 48083
                                 (248) 824-2500

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              --------------------

                                 Thomas E. Evans
                             250 Stephenson Highway
                              Troy, Michigan 48083
                                 (248) 824-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------

                                    Copy to:

                              Gary A. Brooks, Esq.
                           Jonathan A. Schaffzin, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                          New York, New York 10005-1702
                                 (212) 701-3000
                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                              --------------------

                         CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                            Proposed
                                                                             maximum                       Amount of
Title of each class of                                            aggregate offering price (2)       registration fee (3)
securities to be registered (1)
   Unsecured debt securities (4)(6)
   Collins & Aikman Corporation Guarantees of Collins &
     Aikman Products Co. unsecured debt securities (4)(5)
   Collins & Aikman Products Co. Guarantees of Collins &
     Aikman Corporation unsecured debt securities (4)(5)
   Guarantees of unsecured debt securities by certain
     subsidiaries of Collins & Aikman Products Co. listed
     on the attached table of additional registrants (4)(5)
   Preferred stock (6)
   Common stock, par value $0.01 per share (6)
   Units consisting of two or more of the above
     Total                                                               $1,000,000,000                     $92,000
============================================================================================================================

(1) Securities to be registered are securities of Collins & Aikman Corporation, except for unsecured debt securities, which may be unsecured obligations of Collins & Aikman Corporation or Collins & Aikman Products Co.

(2) There are being registered under this registration statement such indeterminate number of common shares of the registrant, such indeterminate number of preference shares of the registrant and such indeterminate principal amount of unsecured debt securities of the registrant as shall have an aggregate initial offering price not to exceed $1,000,000,000. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional unsecured debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this registration statement will equal $1,000,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of common stock of the registrant that may be issued in respect of stock splits, stock dividends and similar transactions. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined from time to time by the registrant in connection with the sale of the securities registered under this registration statement.

(3) The estimated registration fee for the common shares, preference shares and unsecured debt securities has be been calculated pursuant to Rule 457(o).

(4) Unsecured debt securities to be registered may be the unsecured obligations of Collins & Aikman Corporation or Collins & Aikman Products Co. Unsecured debt securities issued by Collins & Aikman Products Co. will be fully and unconditionally guaranteed by Collins & Aikman Corporation. All unsecured debt securities may be fully and unconditionally guaranteed by any or all of the registrants other than the issuer of such unregistered debt securities.

(5) Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees.

(6) The unsecured debt securities and preferred stock being registered hereby may be convertible into shares of common stock of Collins & Aikman Corporation being registered hereunder. The common stock of Collins & Aikman Corporation being registered hereunder includes such indeterminate number of shares as may be issued upon conversion in full of all convertible unsecured debt securities and convertible preferred stock registered hereunder and issued from time to time by the registrants. Pursuant to Rule 457(i), no registration fee is required with respect to such common stock of Collins & Aikman Corporation.

                              --------------------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                                   Additional Registrants

                                                             State or other         Primary Standard           I.R.S.
                                                            jurisdiction of            Industrial             Employer
                                                            incorporation or      Classification Code    Identification No.
Exact name of registrant as specified in its charter          organization               Number
Collins & Aikman Accessory Mats, Inc.                           Delaware                  3069              34-1532472
Akro Mats, LLC                                                  Delaware                  3069                   *
Collins & Aikman Automotive Mats, LLC                           Delaware                  3069                   *
Collins & Aikman Asset Services, Inc.                           Delaware                  6719              95-4225459
Collins & Aikman Automotive International, Inc.                 Delaware                  6719              13-3376151
Collins & Aikman Carpet & Acoustics (MI), Inc.                  Delaware                  3714              38-2831561
Collins & Aikman Carpet & Acoustics (TN), Inc.                 Tennessee                  3714              62-1301605
Collins & Aikman International Corporation                      Delaware                  6719              95-3416790
Collins & Aikman Europe, Inc.                                   Delaware                  6719              88-0373716
Collins & Aikman Plastics, Inc.                                 Delaware                  3089              34-1376202
Collins & Aikman Properties, Inc.                               Delaware                  6719              95-3416796
Comet Acoustics, Inc.                                           Delaware                  7371              56-2225192
Dura Convertible Systems, Inc.                                  Delaware                  3714              95-4094096
Amco Convertible Fabrics, Inc.                                  Delaware                  2221              38-3254156
Gamble Development Company                                     Minnesota                  6519              41-0949764
JPS Automotive, Inc.                                            Delaware                  2273              56-2001613
Wickes Asset Management Inc.                                    Delaware                  6519              95-4030704
Wickes Manufacturing Company                                    Delaware                  6519              95-4001211
Collins & Aikman  Interiors, Inc.                               Delaware                  6719              56-2270167
Collins & Aikman Development Company                            Delaware                  3089              56-2270173
Becker Group, L.L.C.                                            Michigan                  3089              38-3451471**
Brut Plastics, Inc.                                             Michigan                  3089              38-2959954
Collins & Aikman Advanced Processes, Inc.                       Delaware                  3089              56-2270171
Collins & Aikman Canada Domestic Holding Company                Delaware                  6719              56-2270169
Collins & Aikman Fabrics, Inc.                                  Delaware                  2221              38-3024579
M & C Advanced Processes, Inc.                                  Michigan                  3089              38-3172585
Textron Automotive Exteriors Inc.                               Delaware                  3089              05-0471352
Textron Automotive Interiors Inc.                               Delaware                  3089              02-0265330
Textron Automotive (Asia) Inc.                                  Delaware                  3089              05-0505045
Textron Automotive (Argentina) Inc.                             Delaware                  3089              06-1470649
Textron Automotive Overseas Investment Inc.                     Delaware                  3089              02-0435027
Textron Automotive International Services Inc.                  Delaware                  3089              05-0447633
Textron Properties Inc.                                         Delaware                  6719              05-0425768

--------------------------

* This company is a single member limited liability company and for federal income tax purposes is treated as a division of Collins & Aikman Accessory Mats, Inc. There is no I.R.S. employer identification number assigned to this company.

** This company is a single member limited liability company and for federal income tax purposes is treated as a division of C&A Plastics, Inc. The I.R.S. employer identification number listed was used prior to acquisition.

                                 $1,000,000,000

                          Collins & Aikman Corporation
                                  Common Stock
                                 Preferred Stock
                            Unsecured Debt Securities

                          Collins & Aikman Products Co.

                            Unsecured Debt Securities

--------------------------------------------------------------------------------


Collins & Aikman Corporation may offer, from time to time, common stock, preferred stock and unsecured debt securities, and Collins & Aikman Products Co. may offer, from time to time, unsecured debt securities which are fully and unconditionally guaranteed by Collins & Aikman Corporation. In addition, common stock of Collins & Aikman Corporation may also be sold hereunder by registration rights holders as described herein. If any offering of securities covered by this prospectus includes shares of common stock of Collins & Aikman Corporation held by such holders, the identity of such persons and the amount of their shares being offered will be set forth in the accompanying prospectus supplement.

A prospectus supplement, which must accompany this prospectus, will describe the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:


o        Maturity                    o        Redemption terms
o        Interest rate               o        Conversion terms
o        Dividend rate               o        Listing on a securities exchange
o        Sinking fund terms          o        Amount payable at maturity
o        Ranking                     o        Liquidation preference
o        Guarantees


--------------------------------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------


The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities will only be sold to you through underwriters which we will select from time to time. We will name the underwriters and describe their compensation in a prospectus supplement.

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest in the securities. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. In addition, this prospectus may only be used in connection with underwritten distributions of securities. See "Plan of Distribution."

Collins & Aikman Corporation's common stock is listed on the New York Stock Exchange under the symbol "CKC." The closing price of Collins & Aikman Corporation's common stock was $8.15 per share on April 16, 2002.

                        , 2002

                                TABLE OF CONTENTS

                                                                       Page


ABOUT THIS PROSPECTUS.................................................1
FORWARD-LOOKING STATEMENTS............................................1
WHERE YOU CAN FIND ADDITIONAL INFORMATION.............................2
INCORPORATION OF DOCUMENTS BY REFERENCE...............................3
USE OF PROCEEDS.......................................................3
RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
    TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS...........4
INFORMATION ABOUT OUR COMPANY.........................................4
DESCRIPTION OF C&A CAPITAL STOCK......................................6
DESCRIPTION OF C&A COMMON STOCK.......................................6
DESCRIPTION OF C&A PREFERRED STOCK....................................9
DESCRIPTION OF C&A AND PRODUCTS DEBT SECURITIES......................15
REGISTRATION RIGHTS HOLDERS..........................................29
PLAN OF DISTRIBUTION.................................................32
LEGAL MATTERS........................................................33
EXPERTS..............................................................33

                             -----------------------


     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, dealer or agent. Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     Both Collins & Aikman Corporation and its direct, wholly-owned subsidiary, Collins & Aikman Products Co., are Delaware corporations. The principal executive offices of each company are located at 250 Stephenson Highway, Troy, Michigan 48083 and our telephone number at that address is (248) 824-2500.

     Unless the context otherwise requires, all information in this prospectus which refers to (a) "C&A Corporation," "C&A" or the "Company" refers only to Collins & Aikman Corporation, (b) "Products" refers only to Collins & Aikman Products Co., and (c) "Collins & Aikman," "we," "us" or "our" refers to Collins & Aikman Corporation together with its subsidiaries.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process, relating to the securities described herein.

     Under this shelf process, the securities described in this prospectus may be sold in one or more underwritten offerings for up to an aggregate initial offering price of $1,000,000,000. This prospectus provides you with a general description of the securities that may be offered. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding C&A or Products and the offered securities, please refer to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information."

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking" information, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate" and similar words used in this prospectus.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties (including trade relations and competition). Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

     The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

     Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus include general economic conditions in the market in which we operate and industry-based factors such as:

     o declines in the North American, South American and European automobile and light truck builds,

     o    labor costs and strikes at our major customers and at our facilities,

     o    changes in consumer preferences,

     o    dependence on significant automotive customers,

     o the level of competition in the automotive supply industry and pricing pressure from automotive customers and

     o    risks associated with conducting business in foreign countries.

     In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus such as substantial leverage, limitations imposed by our debt instruments, our ability to successfully integrate acquired businesses including actions we have identified as providing cost saving opportunities, and pursue our prime contractor business strategy and our customer concentration.

     Our divisions may also be affected by changes in the popularity of particular vehicle models or particular interior trim packages or the loss of programs on particular vehicle models.

     These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other conditions, results of operations and ability to make payments on the notes.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     C&A files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that C&A files at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. C&A's SEC filings are also available to you at the SEC's web site at http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Rather than include certain information in this prospectus that C&A has already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important information to you by referring to those publicly filed documents containing the information. This information incorporated by reference is considered to be part of this prospectus, and the information that C&A files with the SEC after the date of this prospectus and prior to the termination of the offerings of the notes offered hereby will automatically update and supersede the information in this prospectus. We incorporate by reference the following documents filed by C&A with the SEC:

     o Proxy Statement on Schedule 14A for C&A's annual meeting of stockholders to be held on May 15, 2002 (other than the sections entitled "Executive Compensation-Report of the Compensation Committee," "Performance Graph," "Report of the Audit Committee of the Board of Directors," and "Audit Fees.")

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

     o Current Report on Form 8-K filed January 4, 2002 and the report on Form 8-K/A filed January 14, 2002;

     o Current Report on Form 8-K filed July 3, 2001 and the report on Form 8-K/A filed September 17, 2001;

     o Current Report on Form 8-K filed October 4, 2001 and the report on Form 8/KA filed October 10, 2001; and

     o    Current Report on Form 8-K filed April 17, 2002.

                                 USE OF PROCEEDS

     Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

      RATIOS OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of earnings to fixed charges for each of C&A and Products and the ratio of earnings to combined fixed charges and preferred stock dividends of C&A for each of the periods indicated is as follows:

                                                                  Fiscal Year Ended(1)
                                       ----------------------------------------------------------------------------
                                       December 31,   December 31,    December 25,   December 26,    December 27,
                                           2001           2000            1999           1998            1997
                                       ------------   ------------    ------------   ------------    --------------
Ratio of earnings to fixed
   charges of Collins & Aikman (2).      * (3)            1.02x            * (4)         1.05x          1.02x
Ratio of earnings to fixed
   charges of Products(2).........       * (3)            1.02x            * (4)         1.05x          1.02x
Ratio of earnings to combined
   fixed charges and preferred
   stock dividends of
   Collins & Aikman(4)............       * (3)            1.02x            * (4)         1.05x          1.02x

--------------------------

(1)  Fiscal year 2000 was a 53-week year. All other years were 52 weeks.

(2) For purposes of calculating the ratio of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, exclusive of income or loss from minority interest and equity method investments, plus fixed charges, plus amortization of capitalized interest and income distributions from equity method investments, less capitalized interest. Fixed charges include interest expense (including amortization of deferred financing costs), capitalized interest, and the portion of operating rental expense which management believes is representative of the interest component of rent expense (assumed to be 33%).

(3) For the year ended Decembrer 31, 2001, additional earnings of $68 million would have been required to make the ration 1.00x during the period.

(4) For the fiscal year ended 1999, additional earnings of $1.7 million would have been required to make the ratio 1.00x during the period.
     million.

     The ratios for future periods will be included in our reports on Forms 10-K and 10-Q. These reports will be incorporated by reference into this prospectus at the time they are filed.

                          INFORMATION ABOUT OUR COMPANY

     We are a global leader in the design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric, interior trim and convertible top systems. We have the number one or two North American market share position in seven out of ten major automotive interior categories tracked by CSM Worldwide. We are also the largest North American supplier of convertible top systems. Following our acquisition of TAC-Trim in December 2001, we became a leading global supplier of fully assembled cockpit modules, a market segment we expect to grow significantly over the next five years. Our sales are diversified among North American, European and South American automotive OEMs and Tier I total interior integrators. In North America, we manufacture components for approximately 90% of all light vehicle production platforms. We have over 25,000 employees and more than 120 plants and facilities in North America, Europe and South America.

     In February 2001, Heartland Industrial Partners, L.P. acquired a controlling interest in C&A. Since the investment, we have pursued acquisitions that have furthered a strategy of serving as a prime contractor to both Tier I integrators, which are shifting capital and emphasis away from interior components manufacturing and towards electronics and the delivery of fully integrated interior modules, and to OEMs, which continue to increase their outsourcing of complete interior manufacturing.

     o On July 3, 2001, we acquired the Becker Group, a leading supplier of plastic components to the automotive industry.

     o On September 21, 2001, we acquired Joan Automotive Industries, a leading supplier of bodycloth to the automotive industry, and the assets of Joan's affiliated automotive yarn dyeing operation, Western Avenue Dyers, L.P.

     o On December 20, 2001, we acquired the Textron Automotive Company's Trim division (TAC-Trim), one of the largest suppliers of instrument panels and fully assembled cockpit modules and a major automotive plastics manufacturer of interior and exterior trim components in North America, Europe and South America.

     The combination of Collins & Aikman, Becker, Joan and TAC-Trim created one of the industry's largest and most broadly based manufacturers of automotive interior components, systems and modules. We have the capability to supply diverse combinations of stylistically matched, functionally engineered and acoustically integrated interior trim components, systems and modules and market interior products to customers through a single "global commercial operations" group, which supplies products from three primary categories: plastic components and cockpits, carpet and acoustics and automotive fabrics. In addition, we continue to market our convertible top systems through the Dura convertible group.

                        DESCRIPTION OF C&A CAPITAL STOCK

     The authorized capital stock of C&A consists of 300,000,000 shares of common stock, par value $0.01 per share, and 16,000,000 shares of preferred stock, par value $0.01 per share. As of April 2, 2002, there were 167,997,131 shares of common stock outstanding and no shares of preferred stock outstanding. We plan to present a proposal to our stockholders regarding a one-for-two and one-half reverse stock split at our upcoming annual meeting of stockholders. In the event that this proposal is approved by our stockholders and implemented, the number of outstanding shares of C&A common stock would be reduced to 67,198,852.

                         DESCRIPTION OF C&A COMMON STOCK

     Subject to the rights of holders of preferred stock then outstanding, holders of C&A common stock are entitled to receive such dividends as may from time to time be declared by the Board. Holders of C&A common stock are entitled to one vote per share on all matters on which the holders of C&A common stock are entitled to vote. Because holders of C&A common stock do not have cumulative voting rights, the holders of the majority of the shares of C&A common stock represented at a meeting can select all the directors. In the event of liquidation, dissolution or winding up of C&A, holders of C&A common stock would be entitled to share ratably in all assets of the Company available for distribution to the holders of the Company common stock.

     Upon full payment of the purchase price therefor, shares of C&A common stock will not be liable to further calls or assessments by the Company. There are no preemptive rights for C&A common stock in the restated certificate of incorporation.

     The transfer agent and registrar for C&A common stock is First Union National Bank of North Carolina.

Anti-Takeover Provisions

     The restated certificate of incorporation and the bylaws of C&A contain certain provisions that may delay, defer or prevent a change in control of the Company and make removal of management more difficult. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage certain types of transactions which may involve an actual or threatened change of control of the Company. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover of the Company that does not contemplate the acquisition of all its outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of the Company. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Set forth below is a description of such provisions in the restated certificate of Incorporation and the bylaws.

     Pursuant to the amended and restated certificate of incorporation, the board is divided into three classes serving staggered three-year terms. This provision may only by amended or repealed by vote of 80% or more of the outstanding voting stock. Directors can be removed from office only for cause and only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of voting stock, voting together as a single class. Vacancies on the board and newly created directorships may be filled only by the remaining directors and not by the stockholders.

     The amended and restated certificate of incorporation provides that the number of directors will be fixed by, or in the manner provided in, the bylaws. The bylaws provide that the whole board will consist of such number of members as fixed from time to time by the board. Accordingly, the board, and not the stockholders, has the authority to determine the number of directors and (to the extent such action is consistent with its fiduciary duties) could delay any stockholder from obtaining majority representation on the board by enlarging the board and filling the new vacancies with its own nominees until the next stockholder election.

     The bylaws establish an advance notice procedure with regard to the nomination, other than by or at the direction of the board or a committee thereof, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of stockholders of the Company. In general, notice as to any such stockholder nomination or other proposal must be received by the Company with respect to annual meetings not less than 90 nor more than 120 days prior to the anniversary of the immediately preceding annual meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

     If at any time the parties (other than C&A) to the stockholders agreement contemplated by that certain share purchase agreement, dated as of January 12, 2001, to which C&A is a party (as such stockholders agreement may be amended, amended and restated, or otherwise modified or replaced) beneficially own in the aggregate less than 25% of the outstanding capital stock of C&A, then on and after such date, any action required or permitted to be taken by the stockholders of C&A may be effected only at a duly called annual or special meeting of such stockholders and may not be effected by consent in writing by such stockholders.

     Subject to the terms of any C&A preferred stock, any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent without a meeting. Special meetings of the stockholders may be called only by the Chairman or one of the co-chairmen of the board or a majority of the entire board, and the business transacted at any special meeting will be confined to the matters specified in the notice of meeting.

     The foregoing provisions, together with the ability of the board to issue C&A preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control by the holder of a large block of C&A's common stock even if such removal or assumption would be beneficial, in the short term, to stockholders of C&A. The provisions could also discourage or make more difficult a merger, tender offer or proxy contest even if such event would be favorable to the interests of stockholders.

     The amended and restated certificate of incorporation also contains a provision which provides that a Business Combination (as hereinafter defined) shall require the affirmative vote of the holders of 66-2/3% or more of the combined voting power of the then outstanding shares of voting stock of C&A, voting together as a single class.

     A "Business Combination" is

     (1) any merger or consolidation of C&A (whether or not C&A is the surviving corporation);

     (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all the assets of C & A;

     (3) the adoption of any plan or proposal for the liquidation, dissolution, spinoff, splitup, splitoff, or winding up of the affairs of C&A (whether voluntary or involuntary); or

     (4) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

Section 203 of Delaware General Corporate Law

     Section 203 of Delaware General Corporate Law ("DGCL") prevents an "interested stockholder" (defined in Section 203, generally, as a person owning 15% or more of a corporation's outstanding voting stock), from engaging in a "business combination" (as defined in Section 203) with a publicly held Delaware corporation for three years following the date such person became an interested stockholder unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Directors' Liability and Indemnification

     The restated certificate of incorporation of the Company contains a provision which eliminates the personal liability of the Company's directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted by the DGCL. Under the DGCL, the Company may not eliminate directors' liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit. This provision also has no effect on the ability of stockholders to seek equitable relief, such as an injunction, that may be available to redress a breach of fiduciary duty, even though such stockholders could not seek monetary damages from the directors for such breach. The bylaws contain provisions requiring, subject to certain procedures, the indemnification of the Company's directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary, and provide for the mandatory advancement of litigation expenses incurred in defense of a claim upon the receipt by the Company of any undertaking required by law. The board of Directors of the Company is further authorized, in its discretion, to provide such rights to employees and agents of the Company. In addition, the Company may enter into indemnification agreements with its directors and executive officers that generally provide for similar rights to indemnification and advancement of expenses. Management believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

Registration Rights

     We have granted to certain stockholders (the "Registration Rights Holders") certain demand registration rights and "piggy-back" registration rights with respect to certain C&A common stock held by them. Based on a review of Schedule 13Ds filed by the respective parties through March 12, 2002 and other information available to the Company, the Registration Rights Holders hold approximately 160 million shares of C&A common stock, in the aggregate. They are entitled to rights with respect to the registration of their shares under the Securities Act of 1933 as follows:

     Demand Registration Rights

     Under the terms of the agreements between us and the Registration Rights Holders, certain of such Registration Rights Holders may require us to file a registration statement under the Securities Act with respect to shares of common stock owned by them, under certain circumstances, and we are required to use our reasonable best efforts to effect such a registration. Such rights are subject to various customary cutback and holdback provisions. No shares are being sold under this prospectus pursuant to any demand registration rights.

     Piggy-Back Registration Rights

     If we propose to register any of our securities under the Securities Act, subject to certain exceptions, pursuant to the terms of the agreements between us and the Registration Rights Holders for our account or for the account of other stockholders, the Registration Rights Holders are entitled to notice of, and to include in the registration, shares of common stock owned by them, subject to customary cutback and holdback provisions. This prospectus may be used by Registration Rights Holders only when the Company is selling shares pursuant to an underwritten offering of Company common stock in accordance with the requirements of the applicable agreement.

     The description of the common stock contained in our registration statement on Form 8-A filed on June 20, 1994 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description is incorporated by reference herein.

                       DESCRIPTION OF C&A PREFERRED STOCK

     Pursuant to the restated certificate of incorporation of the Company, the Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Company preferred stock in series and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board has the power to establish the preferences and rights of each series, it may afford the holders of any Company preferred stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Company common stock. The issuance of shares of Company preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.

Future Series of Preferred Stock

     The following description of C&A preferred stock sets forth certain general terms and provisions of C&A preferred stock to which any prospectus supplement may relate. The statements below describing C&A preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of C&A's amended and restated certificate of incorporation and bylaws and any applicable amendment to the amended and restated certificate of incorporation designating terms of preferred stock (a "Designating Amendment").

     Reference is made to the prospectus supplement relating to C&A preferred stock for specific terms, including:

     o    The title and stated capital value of such preferred stock;

     o The number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     o The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

     o The date from which dividends on the preferred stock shall accumulate, if applicable;

     o The procedures for any auction and remarketing, if any, for the preferred stock;

     o    The provisions for a sinking fund, if any, for the preferred stock;

     o    The provision for redemption, if applicable, of the preferred stock;

     o    Any listing of the preferred stock on any securities exchange;

     o The terms and conditions, if applicable, upon which the preferred stock will be convertible into C&A common stock, including the conversion price (or manner of calculation thereof);

     o Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

     o A discussion of U.S. federal income tax considerations applicable to the preferred stock;

     o The voting rights of the preferred stock and the relative ranking and preference of the preferred stock as to dividends rights and rights upon liquidation, dissolution or winding up of the affairs of C & A; and

     o Any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of C&A.

Rank

     Unless otherwise specified in the prospectus supplement, C&A preferred stock will, with respect to dividend rights upon liquidation, dissolution or winding up of the Company, rank

     o senior to all classes or series of C&A common stock, and to all equity securities ranking junior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company;

     o on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and

     o junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

The term "equity securities" does not include convertible debt securities.

Dividends

     Holders of C&A preferred stock of each series will be entitled to receive, when, as and if declared by C&A's board of directors, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by C&A's board of directors.

     Dividends on any series of C&A preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If C&A's board of directors fails to declare a dividend payable on a dividend payment date on any series of C&A Preferred Stock for which dividends are non-cumulative, then the holders of such series of C&A preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     If C&A preferred stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the C&A preferred stock of such series for any period unless:

     (a) if such series of preferred stock has a cumulative dividend, full cumulative dividends have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series for all past dividend periods and the then current dividend period or

     (b) if such series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the preferred stock of such series.

When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon C&A preferred stock of any series and the shares of any other series of C&A preferred stock ranking on a parity as to dividends with the C&A preferred stock of such series, all dividends declared upon C&A preferred stock of such series and any other series of C&A preferred stock ranking on a parity as to dividends with C&A preferred stock shall be declared pro rata so that the amount of dividends declared per share of C&A preferred stock of such series and such other series of C&A preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the C&A preferred stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividends periods if C&A preferred stock does not have a cumulative dividend) and such other series of C&A preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on C&A preferred stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless,

     (a) if such series of C&A preferred stock has a cumulative dividend, full cumulative dividends on C&A preferred stock of such series have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and

     (b) if such series of C&A preferred stock does not have a cumulative dividend, full dividends on the C&A preferred stock of such series have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of C&A common stock or other shares of stock raking junior to the C&A preferred stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the C&A common stock, or any other stock of the Company ranking junior to or on a parity with the C&A preferred stock of such series as to dividends or upon liquidation, nor shall any shares of C&A common stock, or any other shares of the Company raking junior to or on a parity with the C&A preferred stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the C&A preferred stock of such series as to dividends and upon liquidation).

     Any dividend payment made on shares of a series of C&A preferred stock shall be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

Redemption

     If so provided in the applicable prospectus supplement, the C&A preferred stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement.

     The prospectus supplement relating to a series of C&A preferred stock that is subject to mandatory redemption will specify the number of shares of C&A preferred stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if the C&A preferred stock does not have a cumulative dividend, including any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the C&A preferred stock of any series is payable only from the net proceeds of the issuance of shares of stock of the Company, the terms of the C&A preferred stock may provide that, if no such shares of stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the C&A preferred stock shall automatically and mandatorily be converted into the applicable shares of stock of the Company pursuant to conversion provisions specified in the applicable prospectus supplement.

     Notwithstanding the foregoing, unless:

     (a) if a series of C&A preferred stock has a cumulative dividend, full cumulative dividends on all shares of such series of C&A preferred stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and

     (b) if a series of C&A preferred stock does not have a cumulative dividend, full dividends on all shares of the C&A preferred stock of such series have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of C&A preferred stock shall be redeemed unless all outstanding shares of preferred stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of C&A preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of C&A preferred stock of such series. In addition, unless:

     (a) if such series of C&A preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of C&A preferred stock have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and

     (b) if such series of C&A preferred stock does not have a cumulative dividend, full dividends on the C&A preferred stock of such series have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of C&A preferred stock of such series (except by conversion into or exchange for shares of stock of the Company ranking junior to the C&A preferred stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of C&A preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of C&A preferred stock of such series.

     If fewer than all of the outstanding shares of C&A preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of C&A preferred stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state:

     o    the redemption date;

     o the number of shares and series of the C&A preferred stock to be redeemed;

     o    the redemption price;

     o the place or places where certificates for the C&A preferred stock are to be surrendered for payment of the redemption price;

     o that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

     o the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

If fewer than all the shares of C&A preferred stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of C&A preferred stock to be redeemed from each such holder. If notice of redemption of any C&A preferred stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any C&A preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the C&A preferred stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Liquidation Preference

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any C&A common stock or any other class or series of stock of the Company ranking junior to the C&A preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of C&A preferred stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of C&A preferred stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of C&A preferred stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with the C&A preferred stock in the distribution of assets, then the holders of the C&A preferred stock and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of C&A preferred stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to the C&A preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

Voting Rights

     Holders of the C&A preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

     Unless provided otherwise for any series of C&A preferred stock, so long as any shares of C&A preferred stock of a series remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of C&A preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

     o authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series of C&A preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

     o amend, alter or repeal the provisions of C&A's amended and restated certificate of incorporation or the Designating Amendment for such series of C&A preferred stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in the prior bullet point, so long as the C&A preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of C&A preferred stock, and provided, further that

          (x) any increase in the amount of the authorized C&A preferred stock or the creation or issuance of any other series of C&A preferred stock, or

          (y) any increase in the amount of authorized shares of such series or any other series of C&A preferred stock, in each case ranking on a parity with or junior to the C&A preferred stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected all outstanding shares of such series of C&A preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Conversion Rights

     The terms and conditions, if any, upon which any series of C&A preferred stock is convertible into C&A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of C&A common stock into which the shares of C&A preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the C&A preferred stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of C&A preferred stock.

Transfer Agent

     The transfer agent and registrar for the C&A preferred stock will be set forth in the applicable prospectus supplement.

                 DESCRIPTION OF C&A AND PRODUCTS DEBT SECURITIES

General

     C&A or Products may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. Products may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between Products and a trustee qualified under the Trust Indenture Act.

     The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indentures and the subordinated indentures, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the C&A and Products debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of C&A and Products and securities.

Terms

     The debt securities will be C&A's or Products' unsecured obligations.

     C&A's and Products' senior debt securities will rank equal in right of payment with all of C&A's or Products' other unsecured and unsubordinated indebtedness, as applicable.

     C&A's and Products' subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of C&A's or Products' senior indebtedness, as applicable, which is defined in the section called "-- Ranking of Debt Securities" below.

     The specific terms of each series of C&A's and Products' debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

     (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

     (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

     (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

     (4) if convertible into shares of common stock or preferred stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common stock or preferred stock for purposes of conversion;

     (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

     (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

     (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

     (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

     (10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

     (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

     (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

     (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

     (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

     (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

     (18) if exchangeable into another series of debt securities, the terms on which such debt securities are exchangeable;

     (19) any guarantees by subsidiaries of the Company or Products that may guarantee the debt securities, including the terms of any subordination of any guarantee to other obligations of the Company or Products; and

     (20) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

     If the applicable prospectus supplement provides, C&A and Products debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

     The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below.

Parent Guarantee

     All debt securities issued by Products will be fully and unconditionally guaranteed by the Company. Additional terms relating to such guarantee will be set forth in the applicable prospectus supplement relating to Products debt securities.

Other Guarantees

     The debt securities issued by C&A may be fully and unconditionally guaranteed by Products and certain of C&A's other direct and indirect subsidiaries, as set forth in the applicable prospectus supplement. If such debt securities have the benefit of guarantees from more than one other person, such guarantees will be joint and several.

     The debt securities issued by Products may be fully and unconditionally guaranteed by certain direct and indirect subsidiaries of Products, as set forth in the applicable prospectus supplement. If such debt securities have the benefit of guarantees from more than one other person, such guarantees will be joint and several.

     Additional terms relating to such guarantees will be set forth in the applicable prospectus supplement relating to C&A or Products debt securities.

Denomination, Interest, Registration and Transfer

     The C&A and Products debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

     The principal of and interest, if any, on any series of C&A and Products debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, the issuer's option, interest payments may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, C&A and Products debt securities of any series:

     o will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

     o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

Covenants

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities.

Ranking of Debt Securities

     Senior debt securities

     The senior debt securities will be unsecured unsubordinated obligations of C&A or Products, as the case may be and will:

     o rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the issuer;

     o be effectively subordinated in right of payment to all secured indebtedness of the issuer to the extent of the value of the assets securing such indebtedness; and

     o be effectively subordinated to all of the issuer's non guarantor subsidiaries' indebtedness.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred by any of our subsidiaries.

     Subordinated debt securities

     The subordinated debt securities will be the unsecured subordinated obligations of C&A or Products, as the case may be. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of the issuer's senior indebtedness. Upon any payment or distribution of assets of any kind or character, whether in cash, property or securities, to creditors of the issuer upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of the issuer's assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the issuer or the issuer's property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness of the issuer in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of the issuer or any other person on the issuer's or its behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

     If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither the issuer nor any other person on its behalf shall:

     (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

     (2) acquire any of the subordinated debt securities for cash, property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     The subordinated indentures will not restrict the amount of senior indebtedness or other indebtedness of an issuer or its subsidiaries. As a result of the foregoing provisions, in the event of the issuer's insolvency, holders of the subordinated debt securities may recover ratably less than the issuer's general creditors.

     "senior indebtedness" of an issuer, unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to C&A or Products, as applicable:

     (1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) the issuer's indebtedness for money borrowed and (B) the issuer's indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the issuer, including any such securities issued under any deed, indenture or other instrument to which the issuer is a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

     (2) all of the issuer's obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of the issuer's hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of the issuer's obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (3) all of the issuer's obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     (4) all obligations of the type referred to in clauses (1) through (3) above of other persons for the payment of which the issuer is responsible or liable as obligor, guarantor or otherwise;

     (5) all obligations of the type referred to in clauses (1) through (4) above of other persons secured by any lien on any of the issuer's property or assets (whether or not such obligation is assumed by the issuer) and

     (6) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (5) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

     Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

Discharge

     Under the terms of each indenture, the issuer will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if the issuer deposits with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

     In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

     (a) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

     (b) after giving notice to the trustee of its intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

          (x) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

          (y) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

     (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which the issuer is a party or by which it is bound;

     (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to the issuer will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

     (3) the issuer has delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable supplemental indenture.

     In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

Modification and Waiver

     The issuer, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

     (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

     (2) reduce the principal amount of, or the rate of interest on, the debt securities;

     (3) change the currency of payment of principal of or interest on the debt securities;

     (4) change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

     (5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     (6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

     (7) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

     (8) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

     (9) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into common shares or preference shares in accordance with the provisions of the applicable indenture.

     Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the issuer with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

     (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

     (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

     The issuer, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstance, including:

     o    to cure any ambiguity, omission, defect or inconsistency;

     o to make any change that does not, in the good faith opinion of our board of directors, adversely affect the interests of holders of such debt securities in any material respect.

     o to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

     o    to provide any security for or guarantees of such debt securities;

     o    to add events of default with respect to such debt securities;

     o to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers the issuer has under the applicable indenture;

     o to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of C&A's board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

     o to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

     o to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     o to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

Events of Default and Notice Thereof

     The following events are "events of default" with respect to any series of debt securities issued thereunder:

     (1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

     (2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

     (3) certain events of bankruptcy, insolvency or reorganization with respect to us.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause

(2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

     In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to the issuer (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

     No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

Conversion and Exchange Rights

     The terms and conditions, if any, upon which the debt securities of any series will be convertible into C&A common stock or C&A preferred stock or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the applicable prospectus supplement. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

The Trustee

     The trustee for each series of debt securities will be named in the applicable prospectus supplement. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

Governing Law

     The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

     The issuers may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the applicable prospectus supplement. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the applicable prospectus supplement. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither the issuer nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, the issuer and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the issuer nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither the issuer nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, the issuer will issue individual debt securities in exchange for the global security representing such debt securities. In addition, the issuer may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by the issuer to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to the issuer, and the holder of such debt security thereafter may look only to the issuer for payment thereof.

                           REGISTRATION RIGHTS HOLDERS

     The following table sets forth, as of March 12, 2002, information on common stock ownership by the Registration Rights Holders which in each case represents all the common stock beneficially owned by each selling stockholder, as determined by a review of 13Ds filed on behalf of each of the selling stockholders as of March 12, 2002 and/or other information available to us. The registration of the Registration Rights Holders' common stock does not necessarily mean that the Registration Rights Holders will elect to offer or sell any of their shares or be permitted by the applicable registration rights agreement or the plan of distribution to sell any of their shares. To the extent any shares are to be offered or sold by a Registration Rights Holder, their names and the number of shares to be offered or sold by them will be set forth in a prospectus supplement.

     The common stock of the selling stockholders is being registered in contemplation of their "piggy-back" registration rights under certain registration rights agreements between us and the Registration Rights Holders. Common stock of the Registration Rights Holders will be able to be sold under this prospectus and any prospectus supplement only if the Company undertakes an underwritten offering of common stock.

                                                          Shares of Common Stock
                                                       Beneficially Owned Prior to       Shares of Common Stock
            Name of Selling Stockholder                       This Offering                Available for Sale
------------------------------------------------       ---------------------------       -----------------------
Blackstone Capital Partners L.P.                               12,245,571(1)                   12,245,571(1)
     345 Park Avenue
     New York, NY

Canadian Pension Plan Investment Board                          4,000,000                       4,000,000
     One Queen Street East
     Suite 2760
     Toronto Ontario Canada

Comerica Capital Advisor Incorporated                             400,000                         400,000
     500 Woodward Avenue
     Detroit, MI

Dresdner Kleinwort Capital Partners 2001 LP.                    5,000,000                       5,000,000
     75 Wall Street
     New York, NY

Heartland Industrial Partners L.P.                             67,200,000(2)                   73,000,000(2)
     55 Railroad Avenue
     Greenwich, CT

Joan Fabrics Corporation                                       12,760,000(3)                   12,760,000(3)
     100 Vesper Executive Park
     Tyngsboro, MA

Masco Capital Corporation                                       1,000,000                       1,000,000
     1400 North Woodward Avenue
     Suite 130
     Bloomfield Hills, MI



                                      -28-

Mesirow Capital Partners VII, L.P.                              1,400,000(4)                    1,400,000(4)

Mesirow Capital Partners VIII, L.P.
     350 N Clark 4th Floor
     Chicago, IL

ML IBK Positions, Inc.                                          5,000,000                       5,000,000
     4 World Financial Center
     4th Floor
     New York, NY

Textron Inc.                                                   18,000,000                      18,000,000(5)
     40 Westminster Street
     Providence, RI

Wasserstein/C&A Holdings, LLC                                  13,199,800(5)                   13,199,800(6)
     1301 Avenue of the Americas
     New York, NY

---------------------

(1) Of these shares (i) 2,064,270 shares are held directly by Blackstone Capital Partners L.P., a Delaware limited partnership ("Blackstone Partners"), the sole general partner of which is Blackstone Management Associates L.P. ("Blackstone Associates"), (ii) 497,401 shares are held directly by Blackstone Family Investment Partnership I L.P., a Delaware limited partnership ("BFIP"), the sole general partner of which is Blackstone Management Associates I L.L.C. ("BMA"), (iii) 43,714 shares are held directly by Blackstone Advisory Directors Partnership L.P., a Delaware limited partnership ("BADP"), the sole general partner of which is Blackstone Associates, and (iv) 9,640,186 shares are held directly by Blackstone Capital Company II L.L.C., a Delaware limited liability company, all the ownership interest of which is owned directly and indirectly by Blackstone Partners, BFIP and BADP.

(2) The 67,200,000 shares beneficially owned are indirectly owned by Heartland Industrial Associates L.L.C. as the general partner of each of the following limited partnerships, which hold the shares directly: (a) 814,190 shares are held directly by Heartland Industrial Partners (FF), L.P., a Delaware limited partnership, (b) 878,516 shares are held directly by Heartland Industrial Partners (E1), L.P., a Delaware limited partnership,
     (c) 528,052 shares are held directly by Heartland Industrial Partners (K1), L.P., a Delaware limited partnership, (d) 264,026 shares are held directly by Heartland Industrial Partners (C1), L.P., a Delaware limited partnership, and (e) 64,715,216 shares are held directly by Heartland Industrial Partners, L.P., a Delaware limited partnership.

(3) Of these shares, (a) 12,760,000 shares were acquired by Joan Fabrics Corp. ("Joan") as a part of the consideration for the sale of Joan Automotive to us, (b) 75,000 shares previously acquired by Mr. McCallum and his spouse and (c) 24,000 shares previously acquired by the McCallum Family Foundation. The sole stockholder of Joan Fabrics is JFC Holding Trust, in which Elkin McCallum is the Trustee and has a 75% beneficial interest and his spouse, Donna McCallum, owns the balance.

(4) Of the 1,400,000 shares, 400,000 shares are held by Mesirow Capital Partners VII and 1,000,000 shares are held by Mesirow Capital Partners VIII.

(5) Of these shares (i) 13,119,409 are held directly by Wasserstein/C&A Holdings, L.L.C. (the "Wasserstein L.L.C."), which is controlled by Wasserstein Perella Partners, L.P. ("WP Partners"), the sole general partner of which is Wasserstein Perella Management Partners, Inc. ("Wasserstein Management"), which is controlled by Cypress Capital Advisors, LLC ("CCA"), (ii) 18,000 are held directly by WPPN, Inc., an indirect subsidiary of WP Group, (iii) 45,000 shares are held directly 33% by each of three trusts for which Bruce Wasserstein, the Chairman and Chief Executive Officer of WP

     Management (who is also a director and stockholders of WP Group), is the Co-Trustee, (iv) 10,503 are owned directly by Bruce Wasserstein and (v) 6,887 are held by Bruce Wasserstein's descendants trusts.

                              PLAN OF DISTRIBUTION

     We will only sell the securities through underwriters. Registration Rights Holders that sell any shares of Company Common Stock will sell only through underwriters. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

o    the name or names of the underwriters;

o the purchase price of such securities and the proceeds to us from such sale;

o any underwriting discounts and other items constituting underwriters' compensation;

o    the public offering price; and

o any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If so indicated in the applicable prospectus supplement, we will authorize underwriters to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

     Underwriters may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Underwriters may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

     Each series of securities will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     The place, time of delivery and other terms of the offered securities will be described in the prospectus supplement.

                                  LEGAL MATTERS

     Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Collins & Aikman for the year ended December 31, 2001, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Collins & Aikman for the years ended December 31, 2000 and December 25, 1999, included in the Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated by reference into this prospectus, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts, to the extent giving said report.

     The combined financial statements of TAC-Trim included in the Current Report on Form 8-K filed on January 4, 2002 (as amended on January 14, 2002) and incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting, to the extent and for the periods indicated in their report with respect to such financial statements.

     The combined financial statements of Becker, included in the Current Report on Form 8-K filed on April 17 , 2001 and incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting, to the extent and for the periods indicated in their report with respect to such financial statements.

     The combined financial statements of Joan, included in the Current Report on Form 8-K filed on October 10, 2001 incorporated by reference into this prospectus have been audited by KPMG LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting, to the extent and for the periods indicated in their report with respect to such financial statements.

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

     SEC registration fee.............................. $      92,000
     Printing and engraving expenses...................        75,000
     Legal fees and expenses...........................       500,000
     Accounting fees and expenses......................       150,000
     Trustees and transfer agents fees.................        75,000
     Miscellaneous.....................................       108,000
                                                         -------------
           Total.......................................   $ 1,000,000
                                                         =============

Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     The Company's restated certificate of incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

     The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its town), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Item 16.  Exhibits.

     See Exhibit Index immediately preceding the Exhibits.

Item 17.  Undertakings.

THE UNDERSIGNED REGISTRANTS HEREBY UNDERTAKE:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon

          Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April, 2002.

                             COLLINS & AIKMAN CORPORATION


                             By:    /s/ Thomas E. Evans
                                    --------------------------------------------
                                    Name:    Thomas E. Evans
                                    Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas E. Evans or, failing him, Ronald T. Lindsay and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans
-----------------------------------
           Thomas E. Evans                Chairman of the Board and Chief               April 16, 2002
                                          Executive Officer (Principal Executive
                                          Officer)

         /s/ J. Michael Stepp
-----------------------------------
           J. Michael Stepp               Interim Chief Financial Officer and           April 16, 2002
                                          Director (Principal Financial Officer)

        /s/ James L. Murawski
-----------------------------------
         James L. Murawski                Vice President, Finance and Controller        April 16, 2002
                                          (Principal Accounting Officer)

        /s/ Charles E. Becker
-----------------------------------
          Charles E. Becker               Vice Chairman of the Board                    April 16, 2002

         /s/ Robert C. Clark
-----------------------------------
             Robert C. Clark              Director                                      April 16, 2002

        /s/ Marshall A. Cohen
-----------------------------------
          Marshall A. Cohen               Director                                      April 16, 2002



           /s/ Cynthia Hess
-----------------------------------
             Cynthia Hess                 Director                                      April 15, 2002

-----------------------------------
         Timothy D. Leuliette             Director                                      April __, 2002

          /s/ Elkin McCallum
-----------------------------------
            Elkin McCallum                Director                                      April 12, 2002

       /s/ W. Gerald McConnell
-----------------------------------
         W. Gerald McConnell              Director                                      April 16, 2002

         /s/ Warren B. Rudman
-----------------------------------
           Warren B. Rudman               Director                                      April 12, 2002

        /s/ David A. Stockman
-----------------------------------
          David A. Stockman               Director                                      April 16, 2002

        /s/ Daniel P. Tredwell
-----------------------------------
          Daniel P. Tredwell              Director                                      April 16, 2002

          /s/ Samuel Valenti
-----------------------------------
            Samuel Valenti                Director                                      April 12, 2002


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April, 2002.

                            COLLINS & AIKMAN PRODUCTS CO.


                            By:    /s/ Thomas E. Evans
                                   ---------------------------------------------
                                   Name:    Thomas E. Evans
                                   Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas E. Evans or, failing him, Ronald T. Lindsay and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement of Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans
-----------------------------------
           Thomas E. Evans                Chairman of the Board and Chief               April 16, 2002
                                          Executive Officer (Principal Executive
                                          Officer)

         /s/ J. Michael Stepp
-----------------------------------
           J. Michael Stepp               Interim Chief Financial Officer and           April 16, 2002
                                          Director (Principal Financial Officer)

       /s/ James L. Murawski
-----------------------------------
           James L. Murawski              Vice President, Finance and Controller        April 12, 2002
                                          (Principal Accounting Officer)

          /s/ Samuel Valenti
-----------------------------------
            Samuel Valenti                Director                                      April 12, 2002


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                          AKRO MATS, LLC
                          COLLINS & AIKMAN AUTOMOTIVE MATS, LLC


                          By:    /s/ Thomas E. Evans
                                 -----------------------------------------------
                                 Name:    Thomas E. Evans
                                 Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
-----------------------------------       (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and Chief            April 16, 2002
-----------------------------------       Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

         /s/ Michael Geaghan              Manager                                       April 15, 2002
-----------------------------------
           Michael Geaghan

           /s/ Millard King               Manager                                       April 16, 2002
-----------------------------------
             Millard King

           /s/ Jeffrey Kies               Manager                                       April 16, 2002
-----------------------------------
             Jeffrey Kies

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                           AMCO CONVERTIBLE FABRICS, INC.
                           DURA CONVERTIBLE SYSTEMS, INC.


                           By:    /s/ Thomas E. Evans
                                  ----------------------------------------------
                                  Name:    Thomas E. Evans
                                  Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
-----------------------------------       (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and Chief            April 16, 2002
-----------------------------------       Financial Officer
           J. Michael Stepp              (Principal Financial Officer)

        /s/ Jeffrey Johnson               Controller                                    April 16, 2002
-----------------------------------
           Jeffrey Johnson

         /s/ Thomas E. Evans              Director                                      April 16, 2002
-----------------------------------
           Thomas E. Evans

        /s/ Ronald T. Lindsay             Director                                      April 16, 2002
-----------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of April 2002.

                               BECKER GROUP, LLC


                               By:    /s/ Lou Gasperut
                                      ------------------------------------------
                                      Name:    Lou Gasperut
                                      Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

          /s/ Lou Gasperut                President                                     April 15, 2002
------------------------------------      (Principal Executive Officer)
             Lou Gasperut

          /s/ James Babiasz               Controller                                    April 15, 2002
------------------------------------      (Principal Financial Officer)
            James Babiasz

        /s/ Ronald T. Lindsay                                                           April 16, 2002
------------------------------------
          Ronald T. Lindsay               Managing Director

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of April 2002.

                              BRUT PLASTICS, INC.


                              By:    /s/ Lou Gasperut
                                     -------------------------------------------
                                     Name:    Lou Gasperut
                                     Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

           /s/ Lou Gasperut               President                                     April 15, 2002
------------------------------------      (Principal Executive Officer)
             Lou Gasperut

          /s/ James Babiasz               Controller                                    April 15, 2002
------------------------------------      (Principal Financial Officer)
            James Babiasz

          /s/ Lou Gasperut                Director                                      April 15, 2002
------------------------------------
             Lou Gasperut

        /s/ Ronald T. Lindsay             Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                                   COLLINS & AIKMAN ACCESSORY MATS, INC.


                                   By:    /s/ Thomas E. Evans
                                          --------------------------------------
                                          Name:    Thomas E. Evans
                                          Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
-------------------------------------     (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and Chief            April 16, 2002
-------------------------------------     Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

        /s/ Michael Geaghan               Director                                      April 16, 2002
------------------------------------
           Michael Geaghan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement t+o be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                       COLLINS & AIKMAN ADVANCED PROCESSES, INC.
                       COLLINS & AIKMAN AUTOMOTIVE INTERNATIONAL, INC. COLLINS & AIKMAN CANADA DOMESTIC HOLDING COMPANY COLLINS & AIKMAN DEVELOPMENT COMPANY
                       COLLINS & AIKMAN EUROPE, INC.
                       COLLINS & AIKMAN INTERIORS, INC.

                       By:    /s/ Thomas E. Evans
                              --------------------------------------------------
                              Name:   Thomas E. Evans
                              Title:  Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans                                                            April 16, 2002
-----------------------------------    Chief Executive Officer
           Thomas E. Evans             (Principal Executive Officer)

         /s/ J. Michael Stepp                                                           April 16, 2002
-----------------------------------    Chief Financial Officer
           J. Michael Stepp            (Principal Financial Officer)

        /s/ James L. Murawski                                                           April 16, 2002
-----------------------------------    Controller
          James L. Murawski

         /s/ Thomas E. Evans                                                            April 16, 2002
-----------------------------------    Director
           Thomas E. Evans

        /s/ Ronald T. Lindsay                                                           April 16, 2002
-----------------------------------    Director
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                       COLLINS & AIKMAN ASSET SERVICES, INC.

                       By:  /s/ Ronald T. Lindsay
                            --------------------------------------------------
                            Name:    Ronald T. Lindsay
                            Title:   Senior Vice President, General Counsel and
                                     Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

        /s/ Ronald T. Lindsay             Senior, Vice President, General Counsel       April 16, 2002
-----------------------------------       and Secretary
          Ronald T. Lindsay               (Principal Executive Officer)

        /s/ James L. Murawski             Controller                                    April 16, 2002
-----------------------------------       (Principal Financial Officer)
          James L. Murawski

        /s/ Ronald T. Lindsay             Director                                      April 16, 2002
-----------------------------------
          Ronald T. Lindsay


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                         COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC. COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC.


                         By:    /s/ Thomas E. Evans
                                ------------------------------------------------
                                Name:    Thomas E. Evans
                                Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
-------------------------------------     (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and Chief            April 16, 2002
-------------------------------------     Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)

         /s/ Thomas E. Evans              Director                                      April 16, 2002
-------------------------------------
           Thomas E. Evans

        /s/ Ronald T. Lindsay             Director                                      April 16, 2002
-------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 15th day of April 2002.

                               COLLINS & AIKMAN FABRICS, INC.


                               By:    /s/ Gerald Jones
                                      ------------------------------------------
                                      Name:    Gerald Jones
                                      Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

           /s/ Gerald Jones               President                                     April 15, 2002
-------------------------------------     (Principal Executive Officer)
             Gerald Jones

        /s/ James L. Murawski             Vice President of Finance                     April 16, 2002
-------------------------------------     (Principal Financial Officer)
          James L. Murawski

         /s/ Robert J. Cardin             Controller                                    April 15, 2002
-------------------------------------
           Robert J. Cardin

           /s/ Gerald Jones               Director                                      April 15, 2002
-------------------------------------
             Gerald Jones

         /s/ Thomas E. Evans              Director                                      April 16, 2002
-------------------------------------
           Thomas E. Evans

        /s/ James L. Murawski             Director                                      April 16, 2002
-------------------------------------
          James L. Murawski

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                        COLLINS & AIKMAN PLASTICS, INC.


                        By:    /s/ Thomas E. Evans
                               -------------------------------------------------
                               Name:    Thomas E. Evans
                               Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and Chief            April 16, 2002
------------------------------------      Financial Officer
           J. Michael Stepp               (Principal Financial Officer and
                                          Principal Accounting Officer)


         /s/ Thomas E. Evans              Director                                      April 16, 2002
------------------------------------
           Thomas E. Evans

        /s/ Ronald T. Lindsay             Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                            COMET ACOUSTICS, INC.


                            By:           /s/ Graham Tompson
                                   ---------------------------------------------
                                   Name:    Graham Tompson
                                   Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

          /s/ Graham Tompson              President                                     April 16, 2002
------------------------------------      (Principal Executive Officer)
            Graham Tompson

        /s/ James L. Murawski             Vice President of Finance and Corporate       April 16, 2002
------------------------------------      Controller
          James L. Murawski               (Principal Financial Officer)


       /s/ Kenneth J. Arndorfer           Director                                      April 16, 2002
------------------------------------
         Kenneth J. Arndorfer

        /s/ James L. Murawski             Director                                      April 16, 2002
------------------------------------
          James L. Murawski

         /s/ Graham Tompson               Director                                      April 16, 2002
------------------------------------
            Graham Tompson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                          JPS AUTOMOTIVE, INC.


                          By:    /s/ Thomas E. Evans
                                 -----------------------------------------------
                                 Name:    Thomas E. Evans
                                 Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
------------------------------------      (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and                  April 16, 2002
------------------------------------      Chief Financial Officer
           J. Michael Stepp               (Principal Financial Officer)


        /s/ James L. Murawski             Controller                                    April 16, 2002
------------------------------------
          James L. Murawski

        /s/ Ronald T. Lindsay             Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                        COLLINS & AIKMAN INTERNATIONAL CORPORATION


                        By:   /s/ Monte L. Miller
                              --------------------------------------------------
                              Name:    Monte L. Miller
                              Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Monte L. Miller              President                                     April 16, 2002
------------------------------------      (Principal Executive Officer)
           Monte L. Miller

        /s/ James L. Murawski             Vice President of Finance                     April 16, 2002
------------------------------------      (Principal Financial Officer and
          James L. Murawski               Principal Account Officer)

         /s/ Monte L. Miller              Director                                      April 16, 2002
------------------------------------
           Monte L. Miller

        /s/ James L. Murawski             Director                                      April 16, 2002
------------------------------------
          James L. Murawski

         /s/ Robert S. Fenton             Director                                      April 16, 2002
------------------------------------
           Robert S. Fenton

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                        COLLINS & AIKMAN PROPERTIES, INC.


                        By:    /s/ Monte L. Miller
                               -------------------------------------------------
                               Name:    Monte L. Miller
                               Title:   President


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Fornm S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Monte L. Miller              President                                     April 16, 2002
---------------------------------------   (Principal and Executive Officer)
            Monte L. Miller

        /s/ James L. Murawski             Vice President of Finance                     April 16, 2002
---------------------------------------   (Principal Financial Officer and
          James L. Murawski               Principal Accounting Officer)

         /s/ Monte L. Miller              Director                                      April 16, 2002
---------------------------------------
           Monte L. Miller

        /s/ James L. Murawski             Director                                      April 16, 2002
---------------------------------------
          James L. Murawski

         /s/ Robert S. Fenton             Director                                      April 16, 2002
---------------------------------------
           Robert S. Fenton

                                          Director                                      April __, 2002
------------------------------------
         Jonathan L. Peisner

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                               GAMBLE DEVELOPMENT COMPANY
                               WICKES ASSET MANAGEMENT, INC.
                               WICKES MANUFACTURING COMPANY


                               By:    /s/ Thomas E. Evans
                                      ------------------------------------------
                                      Name:    Thomas E. Evans
                                      Title:   President and Chief Executive
                                               Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              President and Chief Executive Officer         April 16, 2002
---------------------------------------   (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and                  April 16, 2002
---------------------------------------   Chief Financial Officer
           J. Michael Stepp              (Principal Financial Officer)

        /s/ James L. Murawski             Controller                                    April 16, 2002
---------------------------------------
          James L. Murawski

         /s/ Eugene A. White              Director                                      April 16, 2002
---------------------------------------
           Eugene A. White

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 16th day of April 2002.

                         M&C ADVANCED PROCESSES, INC.
                         TEXTRON AUTOMOTIVE EXTERIORS INC.
                         TEXTRON AUTOMOTIVE (ASIA) INC.
                         TEXTRON AUTOMOTIVE (ARGENTINA) INC.
                         TEXTRON AUTOMOTIVE INTERIORS INC.
                         TEXTRON AUTOMOTIVE OVERSEAS INVESTMENT INC.
                         TEXTRON AUTOMOTIVE INTERNATIONAL SERVICES INC. TEXTRON PROPERTIES INC.


                         By:     /s/ Thomas E. Evans
                                 -----------------------------------------------
                                 Name:   Thomas E. Evans
                                 Title:  Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and Thomas E. Evans and Ronald T. Lindsay, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement on Form S-3 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments or supplements hereto, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                         Date

         /s/ Thomas E. Evans              Chief Executive Officer                       April 16, 2002
---------------------------------------   (Principal Executive Officer)
           Thomas E. Evans

         /s/ J. Michael Stepp             Executive Vice President and                  April 16, 2002
---------------------------------------   Chief Financial Officer
           J. Michael Stepp               (Principal Financial Officer)

        /s/ James L. Murawski             Controller                                    April 16, 2002
---------------------------------------
          James L. Murawski


         /s/ Thomas E. Evans              Director                                      April 16, 2002
---------------------------------------
           Thomas E. Evans

         /s/ Ronald T. Lindsay            Director                                      April 16, 2002
------------------------------------
          Ronald T. Lindsay

          /s/ J. Michael Stepp            Director                                      April 16, 2002
------------------------------------
           J. Michael Stepp

                                    EXHIBITS

     Please note that in the following description of exhibits, the title of any document entered into, or filing made, prior to July 7, 1994 reflects the name of the entity, a party thereto or filing, as the case may be, at such time. Accordingly, documents and filings described below may refer to Collins & Aikman Holdings Corporation, Collins & Aikman Group, Inc. or Wickes Companies, Inc., if such documents and filings were made prior to July 7, 1994.

Exhibit
Number                      Description
------                      -----------

1.1** Form of Underwriting Agreement (Equity).

1.2** Form of Underwriting Agreement (Debt securities).

2.1 Agreement and Plan of Merger dated May 14, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co., Becker Group, L.L.C., CE Becker Inc., ME McInerney Inc., J Hoehnel Inc. and the individuals party thereto as sellers is hereby incorporated by reference to Exhibit 2.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated July 13, 2001.

2.2 Agreement and Plan of Merger dated as of August 17, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co., JAII Acquisition Co., Elkin McCallum, Joan Fabrics Corporation and Joan Automotive Industries, Inc is hereby incorporated by reference to Exhibit
     2.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated September 21, 2001.

2.3 First Amendment to Agreement and Plan of Merger by and among Collins & Aikman Corporation, Collins & Aikman Products Co., JAII Acquisition Co., Elkin McCallum, Joan Fabrics Corporation and Joan Automotive Industries, Inc dated as of September 21, 2001 is hereby incorporated by reference to
     Exhibit 2.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated September 21, 2001.

2.4 Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and among Textron Inc., Collins & Aikman Corporation and Collins & Aikman Products Co., including Exhibit 1 (Certificate of Designation of the 15% Series A Redeemable Preferred Stock, the 16% Series B Redeemable Preferred Stock and the 16% Series C Redeemable Preferred Stock) and Exhibit 7 (Asset Purchase Agreement dated as of August 7 by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc.), which is incorporated by reference to Collins and Aikman Corporation Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002. The Table of Contents of the Purchase Agreement listed as Exhibit 2.4 contains a list briefly identifying the contents of all omitted schedules and exhibits. Collins & Aikman Corporation will supplementally furnish a copy of any omitted schedule or Exhibit to the Commission upon request.

2.5 Asset Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc., which is incorporated herein by reference to Exhibit 2.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

Exhibit
Number                      Description
------                      -----------

2.6 Asset Purchase Agreement dated as of August 17, 2001 by and among Collins & Aikman Products Co., Western Avenue Dyers, L.P., Elkin McCallum, Kerry McCallum, Penny Richards and Tyng Textiles LLC, which is incorporated by reference to Exhibit 2.3 to Collins & Aikman Corporation's Current Report on Form 8-K filed on October 4, 2001.

2.7 First Amendment to Asset Purchase Agreement dated as of September 21, 2001, which is incorporated by reference to Exhibit 2.4 to Collins & Aikman Corporation's Current Report on Form 8-K filed on October 4, 2001.

3.1 Restated Certificate of Incorporation of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended June 26, 1999.

3.2 Certificate of Amendment to the Restated Certificate of Incorporation of Collins & Aikman Corporation, which is incorporated by reference to Exhibit
     3.2 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

3.3 By-laws of Collins & Aikman Corporation, as amended, are hereby incorporated by reference to Exhibit 3.2 of Collins & Aikman Corporation's Report on Form 10-K for the fiscal year ended January 27, 1996.

3.4 Certificate of Elimination of Cumulative Exchangeable Redeemable Preferred Stock of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended October 28, 1995.

4.1 Specimen Stock Certificate for the Common Stock is hereby incorporated by reference to Exhibit 4.3 of Amendment No. 3 to Collins & Aikman Holdings Corporation's Registration Statement on Form S-2 (Registration No. 33-53179) filed June 21, 1994.

4.2 Indenture, dated as of June 1, 1996, between Collins & Aikman Products Co., Collins & Aikman Corporation and First Union National Bank of North Carolina, as Trustee, is hereby incorporated by reference to Exhibit 4.2 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended April 27, 1996.

4.3 First Supplemental Indenture dated as of June 1, 1996, between Collins & Aikman Products Co., Collins & Aikman Corporation and First Union National Bank of North Carolina, as Trustee, is hereby incorporated by reference to
     Exhibit 4.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended April 27, 1996.

4.4 Waiver dated as of October 27, 1998 under the Credit Agreement dated as of May 28, 1998, among Collins & Aikman Products Co., Collins & Aikman Canada, Inc. and Collins & Aikman Plastics, Ltd., as Canadian Borrowers, Collins & Aikman Corporation, as Guarantor, the Lender Parties thereto, Bank of America, N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.5 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended September 26, 1998.

Exhibit
Number                      Description
------                      -----------

4.5 Waiver dated as of December 22, 1998 under the Credit Agreement dated as of May 28, 1998, among Collins & Aikman Products Co., Collins & Aikman Canada, Inc. and Collins & Aikman Corporation, as Guarantor, the Lender Parties thereto, Bank of America, N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.6 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 26, 1998.

4.6 Amendment and Waiver dated as of March 8, 1999, among Collins & Aikman Products Co., Collins & Aikman Canada, Inc., Collins & Aikman Plastics Ltd., Collins & Aikman Corporation, as Guarantor, the Lender Parties thereto, Bank of America N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.7 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 26, 1998.

4.7 Tranche C Term Loan Supplement dated as of May 12, 1999 to the Credit Agreement dated as of May 28, 1998 among Collins & Aikman Products Co., Collins & Aikman Canada, Inc., Collins & Aikman Plastics, Ltd., Collins & Aikman Corporation, the Financial Institutions parties thereto, Bank of America N.T.S.A., as Documentation Agent, The Chase Manhattan Bank, as Administrative Agent, and The Chase Manhattan Bank of Canada, as Canadian Administrative Agent is hereby incorporated by reference to Exhibit 4.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended June 26, 1999.

4.8 Indenture dated as of June 28, 1994, between JPS Automotive Products Corp., as Issuer, JPS Automotive L.P., as Guarantor and Shawmut Bank Connecticut, N.A., as Trustee, is hereby incorporated by reference to Exhibit 4.2 of JPS Automotive Corp.'s Registration Statement on Form S-1, Registration No. 33-75510.

4.9 First Supplemental Indenture, dated as of October 5, 1994, between JPS Automotive Products Corp. and JPS Automotive L.P., as Co-Obligors, and Shawmut Bank Connecticut, N.A., as Trustee is hereby incorporated by reference to Exhibit 4.48A of JPS Automotive L.P.'s and JPS Automotive Products Corp.'s Report on Form 10-Q for the fiscal quarter ended October 2, 1994.

4.10 Second Supplemental Indenture, dated as of February 8, 2001, by and among Collins & Aikman Products Co., as Issuer, Collins & Aikman Corporation, as Guarantor, and First Union National Bank, as Trustee, which is incorporated by reference to Exhibit 4.11 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

4.11 Form of Warrant is hereby incorporated by reference to Exhibit 4.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated July 13, 2001.

Exhibit
Number                      Description
------                      -----------

4.12 Certificate of Designation of Series A Redeemable Preferred Stock, Series B Redeemable Preferred Stock and Series C Redeemable Preferred Stock, which is incorporated herein by reference to Exhibit 4.1 of Collins & Aikman Corporation's Current Report of Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.13 Indenture dated as of December 20, 2001 by and among Collins & Aikman Products Co., as Issuer, the Guarantors parties thereto, and BNY Midwest Trust Company, as Trustee, which is incorporated herein by reference to
     Exhibit 4.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.14 Receivables Transfer Agreement dated as of December 20, 2001 by and among Carcorp, Inc., as Transferor, Collins & Aikman Products Co., individually and as Collection Agent, the persons parties thereto, as CP Conduit Purchasers, Committed Purchasers and Funding Agents and JPMorgan Chase Bank, as Administrative Agent, which is incorporated herein by reference to
     Exhibit 4.3 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.15 Amended and Restated Receivables Purchase Agreement dated as of December 20, 2001 among Collins & Aikman Products Co. and its wholly-owned direct and indirect subsidiaries named therein, as Sellers, and Carcorp, Inc., as Purchaser, and the other Sellers from time to time named therein, which is incorporated herein by reference to Exhibit 4.4 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.16 Credit Agreement dated as of December 20, 2001 among Collins & Aikman Products Co., as Borrower, Collins & Aikman Canada Inc., as a Canadian Borrower, Collins & Aikman Plastics, Ltd., as a Canadian Borrower, Collins & Aikman Corporation, the Lenders named therein, Deutsche Banc Alex. Brown Inc. and Merrill Lynch Capital Corporation, as Co-Documentation Agents, Credit Suisse First Boston Corporation, as Syndication Agent, JPMorgan Chase Bank, as Administrative Agent, and J.P.Morgan Bank Canada, as Canadian Administrative Agent, which is incorporated herein by reference to
     Exhibit 4.5 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.17 Guarantee and Collateral Agreement dated as of December 20, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co. and certain of their subsidiaries and JPMorgan Chase Bank, as Collateral Agent, which is incorporated herein by reference to Exhibit 4.6 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

4.18 Third Supplemental Indenture, dated as of December 20, 2001, among Collins & Aikman Products Co., Collins & Aikman Corporation, the Subsidiary Guarantors listed on the signature page thereto, and First Union National Bank (as successor in interest to First Union National Bank of North Carolina), which is incorporated herein by reference to Exhibit 4.7 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.

Exhibit
Number                      Description
------                      -----------

4.19** Form of C&A Senior Indenture.

4.20** Form of C&A Senior Debt Security.

4.21** Form of C&A Senior Subordinated Indenture.

4.22** Form of C&A Senior Subordinated Debt Security.

4.23** Form of Products Senior Indenture.

4.24** Form of Products Senior Debt Security.

4.25** Form of Products Senior Subordinated Indenture.

4.26** Form of Products Senior Subordinated Debt Security.

5.1** Opinion of Cahill Gordon & Reindel.

10.1 Registration Rights Agreement, dated February 23, 2001, by and among Collins & Aikman Corporation, Blackstone Capital Company II, L.L.C., Heartland Industrial Partners, L.P. and Wasserstein/C&A Holdings, L.L.C., which is incorporated by reference to Annex D to Exhibit 10.1 to Collins & Aikman Corporation's Current Report on Form 8-K dated January 12, 2001.

10.2 Registration Rights Agreement, dated July 3, 2001, by and among Collins & Aikman Corporation, Charles E. Becker, Michael E. McInerney and Jens Hohnel and, together with the Joan Investors (as defined therein), which is incorporated by reference to Collins & Aikman Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

10.3 Registration Rights Agreement dated as of December 20, 2001 by and among Becker Ventures, LLC, Dresdner Kleinwort Capital Partners 2001 LP, Masco Capital Corporation, ML IBK Positions, Inc. and Collins & Aikman Corporation, which is incorporated by reference to Collins & Aikman Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

10.4 Registration Rights Agreement, dated December 20, 2001, by and between Collins & Aikman Corporation, Textron Inc., and Textron Holdco Inc., which is incorporated by reference to Collins & Aikman Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.

12.1* Statement regarding Computation of Earnings to Fixed Charges and Preferred
      Stock Dividends for Collins & Aikman Corporation.

12.2* Statement regarding Computation of Earnings to Fixed Charges for Collins &
      Aikman Coproration

12.3* Statement regarding Computation of Earnings to Fixed Charges for Colins &
      Aikman Products Co.

23.1** Consent of Cahill Gordon & Reindel (included as part of Exhibit 5.1).

23.2* Consent of PricewaterhouseCoopers LLP, independent accountants.

23.3* Consent of Arthur Andersen LLP, independent accountants.

Exhibit
Number                      Description
------                      -----------

23.4* Consent of Ernst & Young LLP, independent accountants.

23.5* Consent of Ernst & Young LLP, independent accountants.

23.6* Consent of KPMG LLP, independent public accountants.

24* Powers of Attorney (set forth on the signature pages to this Registration Statement).

25** Statement regarding eligibility of Trustee on Form T-1.

--------------------

*    Filed Herewith

** To be filed by amendment or incorporated by reference to the Company's Exchange Act reports.